For Immediate Release	Contact:	David F. Kirby Hudson Highland Group 212-351-7216 david.kirby@hudson.com

HUDSON HIGHLAND GROUP TERMINATES CHAIRMAN AND CHIEF EXECUTIVE OFFICER JON CHAIT

CFO Mary Jane Raymond Appointed Interim CEO

NEW YORK, NY – February 22, 2011 – The Board of Directors of Hudson Highland Group, Inc. (Nasdaq: HHGP) today announced that it has removed Jon Chait as chairman and chief executive officer of the company, effective immediately.  The Board has appointed Mary Jane Raymond, the company’s executive vice president and chief financial officer, to serve as interim CEO. Lead outside director Richard J. Stolz has been elected chairman of the board.

The company announced on December 1, 2010 that Mr. Chait agreed to retire at the company’s annual meeting of shareholders on April 28, 2011.  On February 16, 2011, Mr. Chait informed the board of directors of his desire to stay on as chairman and CEO indefinitely and requested that all efforts to identify a successor be cancelled immediately.

Richard J. Stolz said, “We are disappointed that we were unable to reach an agreement on the terms of Mr. Chait’s retirement.  His recent communications with the board have caused us to lose confidence in his judgment, and we believe it is in the best interests of shareholders to remove him as chairman and CEO at this time. The Board has made significant progress on the search for Mr. Chait’s successor, and we are confident in Ms. Raymond and the rest of our senior operational team to lead the company during this interim period.”

Ms. Raymond added, “I look forward to serving the company in this role as we transition to a full-time replacement in the coming months. Hudson Highland is well positioned to benefit from the improved industry outlook, and we remain committed to meeting our financial targets.”

About Hudson Highland Group

Hudson Highland Group, Inc. is a leading provider of permanent recruitment, contract professionals and talent management services worldwide.  From single placements to total outsourced solutions, Hudson helps clients achieve greater organizational performance by assessing, recruiting, developing and engaging the best and brightest people for their businesses.  The company employs more than 2,000 professionals serving clients and candidates in approximately 20 countries. More information is available at www.hudson.com.

Safe Harbor Statement

This press release contains statements that the company believes to be "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact included in this press release, including statements regarding the company’s future financial condition, results of operations, business operations and business prospects, are forward-looking statements. Words such as “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “predict,” “believe” and similar words, expressions and variations of these words and expressions are intended to identify forward-looking statements. All forward-looking statements are subject to important factors, risks, uncertainties and assumptions, including industry and economic conditions’ that could cause actual results to differ materially from those described in the forward-looking statements. Such factors, risks, uncertainties and assumptions include, but are not limited to, global economic fluctuations; risks related to fluctuations in the company’s operating results from quarter to quarter; the ability of clients to terminate their relationship with the company at any time; competition in the company’s markets; risks associated with the company’s investment strategy; risks related to international operations, including foreign currency fluctuations; the company’s dependence on key management personnel; the company’s ability to attract and retain highly skilled professionals; risks in collecting the company’s accounts receivable; the company’s history of negative cash flows and operating losses may continue; restrictions on the company’s operating flexibility due to the terms of its credit facility; implementation of the company’s cost reduction initiatives effectively; the company’s heavy reliance on information systems and the impact of potentially losing or failing to develop technology; risks related to our dependence on uninterrupted service to clients; the company’s exposure to employment-related claims from both clients and employers and limits on related insurance coverage; volatility of the company’s stock price; the impact of government regulations; and restrictions imposed by blocking arrangements. Additional information concerning these and other factors is contained in the company's filings with the Securities and Exchange Commission. These forward-looking statements speak only as of the date of this document. The company assumes no obligation, and expressly disclaims any obligation, to update any forward-looking statements, whether as a result of new information, future events or otherwise.

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